                                                                  EXHIBIT 10.5.9

                          THIRD SUPPLEMENTAL AGREEMENT

               THIRD SUPPLEMENTAL AGREEMENT (hereinafter called this "Agreement"), dated as of the _____ day of September, 1999, between SPARTAN MADISON CORP., a Delaware corporation, having an address c/o HRO International Ltd., Tower 56, 126 East 56th Street, New York, New York 10022 (hereinafter referred to as "Landlord"), and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation, having an address at 380 Madison Avenue, New York, New York 10017 (hereinafter called "Tenant").

                              W I T N E S S E T H:

               WHEREAS:

               A. Landlord and Tenant heretofore entered into a certain lease dated as of October 4, 1996, as amended by that certain First Supplemental Agreement dated January 29, 1997, Added Space Agreement dated as of September 4, 1997, and Second Supplemental Agreement dated as of November 25, 1997 (such lease, as the same has been and may hereafter be amended, is hereinafter called the "Lease") with respect to the entire fourth (4th) floor and a portion of the fifth (5th) floor and basement (hereinafter called the "Demised Premises") in the building known as 380 Madison Avenue, New York, New York (hereinafter called the "Building"), for a term ending on January 31, 2013, or on such earlier date upon which said term may expire or be terminated pursuant to any conditions of limitation or other provisions of the Lease or pursuant to law; and

               B. The parties hereto desire to modify the Lease to provide for the inclusion therein of additional space and the extension of term thereof, upon the terms, provisions and conditions as are more particularly hereinafter set forth.

               NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to modify said Lease as follows:

               1. All capitalized terms contained in this Agreement shall, for the purposes hereof, have the same meanings ascribed to them in the Lease unless otherwise defined herein.

               2. Effective as of the date hereof (hereinafter called the "7th Floor Added Space Date"), and for the remainder of the term of the Lease, there shall be added to and included in the Demised Premises, the following additional space in the Building, to wit:

               The portion of the seventh (7th) floor of the Building substantially as shown hatched on the floor plan annexed hereto as Exhibit A (hereinafter called the "7th Floor Added Space"), which the parties hereto agree for purposes of this Agreement shall be deemed to contain approximately 25,520 rentable square feet.

Landlord does hereby lease to Tenant and Tenant does hereby hire from Landlord, the 7th Floor Added Space subject and subordinate to all superior leases and superior mortgages as provided in the Lease and upon and subject to all the covenants, agreements, terms and conditions of the Lease, as supplemented by this Agreement, other than the provisions of Sections 1.05, 2.02, 2.03, 2.05, 25.06, and Articles 24, 43 of the Lease and Schedules N and Q which shall be deemed inapplicable to the 7th Floor Added Space.

               3. Effective during the period commencing on the 7th Floor Added Space Date and ending on the Expiration Date:



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




               (a) The fixed annual rent payable by Tenant to Landlord pursuant to Section 1.01(b) of the Lease (as modified by Paragraph 3 of the Added Space Agreement and by Paragraph 3(a) of the Second Supplemental Agreement, respectively) shall be increased on account of the inclusion of the 7th Floor Added Space, by the following amounts during the following periods:

               (i) ONE MILLION FORTY SIX THOUSAND THREE HUNDRED TWENTY AND 00/100 ($1,046,320.00) DOLLARS per annum during the period beginning on the 7th Floor Added Space Date and ending on April 30, 2003;

               (ii) ONE MILLION ONE HUNDRED FORTY-EIGHT THOUSAND FOUR HUNDRED AND 00/100 ($1,148,400.00) DOLLARS per annum during the period beginning on May 1, 2003 and ending on September 30, 2008; and

               (iii) ONE MILLION TWO HUNDRED TWENTY-FOUR THOUSAND NINE HUNDRED
                     SIXTY AND 00/100 ($1,224,960.00) DOLLARS per annum during the period beginning on October 1, 2008 and ending on the Expiration Date.

               (b) With respect to the adjustments of rent set forth in Article 3 of the Lease (hereinafter called the "Basic Escalations") there shall be computed, in addition to the Basic Escalations, adjustments of rent with respect to increases of Taxes and Expenses attributable to the 7th Floor Added Space. Adjustments of rent with respect to Taxes and Expenses with respect to the 7th Floor Added Space will be computed in the same manner as adjustments of rent with respect to Taxes and Expenses for the purpose of the Basic Escalations under the Lease, except that for the purpose of such computations with respect to the 7th Floor Added Space only:



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




               (i) The term "Base Tax" (as defined in subsection 3.01.A(a) of the Lease) with respect to the 7th Floor Added Space shall mean the Taxes, as finally determined, for the Tax Year commencing July 1, 1998 and ending June 30, 1999;

               (ii) The term "Tenant's Tax Share" (as defined in subsection 3.01.A(d) of the Lease) with respect to the 7th Floor Added Space shall mean 3.0273%, calculated as a fraction, the numerator of which is 25,520, reflecting the number of rentable square feet which Landlord and Tenant agree comprises the 7th Floor Added Space and the denominator of which is 842,997, reflecting the number of rentable square feet which Landlord and Tenant agree comprises the rentable square footage of the office and retail area of the Building. If the physical size of the rentable area of the Building shall increase, Tenant's Tax Share shall be appropriately recalculated;

               (iii) The term "Expense Base Factor" (as defined in subsection 3.02.A(a) of the Lease) with respect to the 7th Floor Added Space shall mean the Expenses for the Operating Year 1999;

               (iv) The term "Tenant's Expense Share" (as defined in subsection 3.02.A(c) of the Lease) with respect to the 7th Floor Added Space shall mean 3.2601%, calculated as a fraction, the numerator of which is 25,520, reflecting the number of rentable square feet which Landlord and Tenant agree comprises the 7th Floor Added Space and the denominator of which is 782,787, reflecting the number of rentable square feet which Landlord and Tenant agree comprises the rentable square footage of the office area of the Building. If the physical size of the rentable area of the Building shall increase, Tenant's Expense Share shall be appropriately recalculated;



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




               (v) The date "July 1, 1997" set forth in the third line of subsection 3.01.B of the Lease shall be changed to "July 1, 1999" with respect only to the 7th Floor Added Space; and

               (vi) The term "Base Operating Year" (as defined in subsection 3.02.A(b) of the Lease) with respect only to the 7th Floor Added Space shall mean the calendar year 1999.

               (vii) Landlord confirms that the representation with respect to the definition of Expenses set forth in the final paragraph of Section 3.02A of the Lease is true and accurate as of the date hereof.

               (c) The provisions of Article 4 of the Lease shall apply with respect to the furnishing of electricity to the 7th Floor Added Space, including, without limitation, the provisions of Section 4.07 thereof with respect to the electrical capacity of the 7th Floor Added Space, provided that in accordance with Section 4.03(a) thereof, Landlord shall charge Tenant its proportionate share of the charges for Common Area Electric with respect to the seventh (7th) floor of the Building, plus any sales tax and the administrative fee referred to therein.

               (d) For purposes of this Agreement, subsection 21.01(b) of the Lease shall not apply with respect to HVAC service to the 7th Floor Added Space and in lieu thereof, the following provisions shall apply with respect thereto:

               "Maintain in good repair the Base building air conditioning, heating and ventilating systems in and serving the 7th Floor Added Space. Such air conditioning, heating and ventilation systems will function when seasonably required (subject to the design criteria, including occupancy and connected electric load design criteria, set forth on Schedule O, and except for any special requirements of Tenant arising from its particular use of the 7th Floor Added Space) on business days from 7:00 a.m. to 6:00 p.m. as more fully described in, and subject to the conditions of, the specifications set forth in Schedule O of the Lease. The core air-conditioning system (as it relates to the 7th Floor Added Space) shall be activated by use of a telephone dial access number which Landlord



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        shall provide and may be activated by Tenant as required by Tenant. The perimeter heat pump system (as it relates to the 7th Floor Added Space) shall have separate controls for each unit in the 7th Floor Added Space and may be operated by Tenant as required by Tenant. Landlord has informed Tenant that the windows of the 7th Floor Added Space and the Building are sealed, and that the 7th Floor Added Space may become uninhabitable and the air therein may become unbreathable during the hours or days when the aforesaid systems do not function automatically as described herein or when Tenant does not operate the perimeter heat pump units or activate the core air conditioning system. Any use or occupancy of the 7th Floor Added Space under the conditions set forth in the immediately preceding sentence shall be at the sole risk, responsibility and hazard of Tenant, and Landlord shall have no responsibility or liability therefor. Such condition of the 7th Floor Added Space shall not constitute nor be deemed to be a breach or a violation of this Lease or of any provision thereof, nor shall it be deemed an actual or constructive eviction nor shall Tenant claim or be entitled to claim any abatement of rent nor make any claim for any damages or compensation by reason of such condition of the 7th Floor Added Space. Tenant shall cause and keep entirely unobstructed all the vents, intakes, outlets and grilles, at all times and shall comply with and observe all regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air-conditioning systems serving the 7th Floor Added Space. Nothing contained herein shall be deemed to require Landlord to furnish at Landlord's expense such electric energy as is required to operate the air conditioning, heating and ventilating systems serving the 7th Floor Added Space. Subject to the provisions of Article 4 of this Lease, all such electric energy shall be furnished to Tenant at Tenant's cost and expense. All tenants who require air-conditioning from the core system during the hours or days when the core system does not function automatically as described herein shall have the responsibility of activating the core air-conditioning system by use of the core air-conditioning telephone system (which will be activated by use of a telephone dial access number which Landlord shall provide). All tenants who require air conditioning, heat or ventilating from the perimeter heat pump system during the hours or days when the perimeter heat pump system does not function automatically as described herein shall have the responsibility of operating the perimeter heat pump units by use of the separate controls provided with each unit."

        At Tenant's request, Landlord will permit Tenant to tap into the Building condenser water system, without charge to Tenant (except that the initial hook-up shall be performed by Tenant at Tenant's expense) for up to fifty (50) additional tons of condenser water to operate supplemental air-conditioning units installed by Tenant in or serving the 7th Floor Added Space. Such units shall be installed in accordance with the provisions of this Lease. In the event Tenant installs supplementary air-conditioning units serving the 7th Floor Added Space, Tenant covenants and agrees, at its sole cost and expense, to maintain in full force and effect for so long as such air-conditioning unit remains in the Building, a maintenance agreement for the periodic maintenance of such unit on customary terms with a contractor reasonably acceptable to Landlord and to furnish a



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        copy of said contract and all extensions thereof to Landlord within ten
        (10) days after demand. Landlord shall perform routine testing and maintenance of such Building condenser water tower and shall give Tenant reasonable prior notice of such testing. Landlord shall cooperate with Tenant in order to schedule such testing so as to minimize material interference with the conduct of Tenant's business.

        In addition, Landlord shall permit Tenant to penetrate the facade of the Building for the purposes of installing louvers for supplemental air-cooled air-conditioning units installed in the 7th Floor Added Space provided and on condition that such louvers shall be installed in the same locations on the seventh (7th) floor facade as those installed by Tenant on the fourth (4th) and fifth (5th) floor facades of the Building in accordance with Schedule P of the Lease, and such installation shall be performed in accordance with the provisions of the Lease."

               (e) Section 25.06 of the Lease shall be deemed inapplicable to the 7th Floor Added Space and shall be replaced by the following with respect to the 7th Floor Added Space:

        "25.06.(a) Landlord represents that as of the date of the Third Supplemental Agreement the following is a comprehensive list of all Superior Instruments:

                              (i) a certain mortgage, as modified by a certain
               Mortgage Modification Agreement, dated as of June 20, 1991 between Mortgagee and Landlord's predecessor in interest and a further Project Loan Agreement, dated December 20, 1991 between Mortgagee and Landlord,

                              (ii) a certain ground lease dated January 26, 1989
               between ComMet 380, Inc. ("Ground Lessor"), as ground lessor and Landlord's predecessor in interest, as ground lessee,

                              (iii) a certain Agreement of Consolidation,
               Extension and Modification of Mortgages, dated as of July 1, 1997 between GMAC Commercial Mortgage Corporation and Ground Lessor."

               (b) Landlord represents that as of the date of the Third Supplemental Agreement all the Superior Instruments are in full force and effect and Landlord has received no notices of defaults thereunder which have remained uncured beyond the applicable grace period set forth in the applicable Superior Instrument."

               (f) Notwithstanding anything to the contrary contained in the Lease, including without limitation Section 8.01 thereof, (i) Landlord shall have no liability for, and Tenant shall be solely responsible for compliance with, the Disabilities Act in the 7th Floor



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Added Space to the extent that the requirement for such compliance arises from a condition existing in the 7th Floor Added Space as of the date hereof and/or to the extent that Tenant shall make any alterations or improvements in the 7th Floor Added Space, and (ii) the provisions of the third sentence of Section 8.01 of the Lease shall not apply to the 7th Floor Added Space, but, as of the date hereof, Landlord covenants that Landlord has received no notice of any violation of Legal Requirements in the 7th Floor Added Space which remains uncured.

               (g) Tenant shall have the right to exclusive use of up to four
(4) of the existing vacant sleeves in the Building's communications closet on the fourth (4th) and seventh (7th) floors of the Building for purpose of connecting Tenant's communications and electrical facilities between the 7th Floor Added Space and the balance of the Demised Premises. Landlord agrees that Tenant shall have the right, at Tenant's sole cost and expense, to core drill (and thereafter have exclusive use of) two (2) additional sleeves in the Building's electricity closets extending from the fourth (4th) to seventh (7th) floors of the Building in locations first approved by Landlord, such approval not to be unreasonable withheld or delayed; provided and on condition that all such work shall be performed in accordance with plans and specifications first approved by Landlord (such approval not to be unreasonably withheld or delayed) and otherwise in accordance with the provisions of the Lease regarding Tenant work, including, without limitation, Articles 6 and 42 thereof, and all such work shall be performed only at such times and in such manner as reasonably designated by Landlord for the performance of such work. With respect to Tenant's cabling and wiring installed within the foregoing sleeves as to which Tenant has exclusive use, Tenant shall have the right to encase same with conduit of up to three (3") inches in diameter. In addition, Tenant may run such cabling and wiring through the ceiling



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plenum of the common areas of the 7th floor provided and on condition that: (i)
sufficient space exists in such plenum for such installation, in Landlord's reasonable judgment (and Landlord makes no representation with respect thereto) and Landlord shall reasonably designate the location of such installation, and
(ii) Landlord shall approve Tenant's plans for such installation, such approval not to be unreasonably withheld or delayed.

               4. Tenant agrees to accept the 7th Floor Added Space on the 7th Floor Added Space Date in the "as is" condition in which it exists on the date hereof and understands and agrees that Landlord is not obligated to perform any work, supply any materials or incur any expense in connection with preparing the 7th Floor Added Space for Tenant's occupancy, except that Tenant shall be entitled to the "Added Space Work Credit" (as hereinafter defined in subparagraph 5(b) hereof). Landlord shall deliver the 7th Floor Added Space to Tenant in broom clean condition and free of tenancies, other than the "Existing Tenant" (as such term is hereinafter defined) as hereinafter set forth; provided, however, that Tenant acknowledges that it is currently negotiating with the current occupant of the 7th Floor Added Space (the "Existing Tenant") to sublet a portion of the 7th Floor Added Space to the Existing Tenant, and in the event of the consummation of a written sublease between Tenant and the Existing Tenant, the Existing Tenant shall continue in occupancy of the portion of the 7th Floor Added Space so sublet.

               5. (a) Tenant hereby covenants and agrees that Tenant will, at Tenant's own cost and expense (except that Tenant shall be entitled to the Added Space Work Credit), and in a good and workmanlike manner, make and complete the initial work and installations in and to the 7th Floor Added Space set forth below in such manner so that the 7th Floor Added Space will be administrative and general offices of a standard which is generally consistent with the



                                       9
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nature and quality of Tenant's existing installations in the Building (such work is hereinafter called "Tenant's Added Space Work"). Tenant shall perform
Tenant's Added Space Work in accordance with the provisions of Article 6 and
Article 42 of the Lease, except that for purposes hereof, all references in the Lease to "Tenant's Work" shall be deemed to mean Tenant's Added Space Work, and all references therein to the "demised premises" shall be deemed to mean the 7th Floor Added Space.

               (b) Landlord shall allow Tenant a credit in an amount of up to Five Hundred Eighty-Six Thousand Nine Hundred Sixty and 00/100 ($586,960.00) Dollars (the "Added Space Work Credit"), which shall be applied against the cost and expense of the construction work in connection with Tenant's Added Space Work and Tenant's actual and reasonable out-of-pocket expenses incurred for architectural, engineering, design and other professional fees and relocation costs. In the event that the cost and expense of Tenant's Added Space Work shall exceed the amount of the Added Space Work Credit, Tenant shall be entirely responsible for such excess. If Tenant does not use all or any part of the Added Space Work Credit for Tenant's Added Space Work (or for Tenant's relocation costs in connection therewith), then the Added Space Work Credit shall be reduced accordingly.

               (c) The Added Space Work Credit shall be payable by Landlord to Tenant upon written requisition to Landlord, in installments as Tenant's Added Space Work progresses, but no more frequently than monthly. The amount of each such installment shall be an amount equal to the product obtained by multiplying ninety (90%) percent of the Added Space Work Credit by a fraction, the numerator of which is equal to the actual costs paid or incurred by Tenant for completed portions of Tenant's Added Space Work referenced in such requisition (as




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evidenced by paid or incurred invoices delivered to Landlord in accordance with the next sentence) and the denominator of which is equal to the total estimated cost of Tenant's Added Space Work, which estimate shall be made, and certified to, by Tenant's architect in good faith based on the final plan for Tenant's Added Space Work. Prior to the payment of any such installment, Tenant shall deliver to Landlord a written request for disbursement which shall be accompanied by (1) paid or incurred invoices for the portion of Tenant's Added Space Work performed since the last disbursement of the Added Space Work Credit,
(2) a certificate signed by Tenant's architect and an officer of Tenant certifying that the portion of Tenant's Added Space Work referenced in said requisition and represented by the aforesaid invoices has been satisfactorily completed in accordance with Tenant's final plan for Tenant's Added Space Work, and (3) partial lien waivers (in form reasonably satisfactory to Landlord) from contractors, subcontractors and all materialmen who shall have performed any such work and services incurred up to and including the last disbursement of the Added Space Work Credit releasing Landlord and Tenant from all liability for Tenant's Added Space Work. Tenant acknowledges and agrees that the final ten (10%) percent of the Added Space Work Credit shall be held back by Landlord, and shall not be paid to Tenant, until after the completion of Tenant's Added Space Work and upon Landlord's receipt from Tenant of all Building Department sign-offs, inspection certificates and any permits required to be issued by any governmental entities having jurisdiction thereover. Such final payment of the Added Space Work Credit shall be due ten (10) Business Days after Tenant submits its requisition with accompanying documentation as hereinbefore set forth in the preceding sentence.



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               (c) At any and all times during the progress of Tenant's Added
Space Work, representatives of Landlord shall have the right of access to the 7th Floor Added Space and inspection thereof and Landlord shall have the right to withhold payment of all or any portion of the Added Space Work Credit as shall equal the cost of correcting any portions of Tenant's Added Space Work which shall not have been performed in a manner reasonably satisfactory to Landlord; PROVIDED, HOWEVER, that Landlord shall incur no liability, obligation or responsibility to Tenant or any third party by reason of such access and inspection, and provided further that Landlord's inspection shall not interfere with the performance of Tenant's Added Space Work except to a de minimis extent.

               (d) The Added Space Work Credit is being given for the benefit of Tenant only. No third party shall be permitted to make any claims against Landlord or Tenant with respect to any portion of the Added Space Work Credit.

               6. Intentionally omitted.

               7. Notwithstanding the foregoing provisions of Paragraph 3(a) hereof, Tenant shall be entitled to free rent in the amount of Two Hundred Forty-Five Thousand, Six Hundred Twenty-Nine and 99/00 ($245,629.99) Dollars, which free rent amount shall be applied by Landlord against the fixed annual rent payable by Tenant under the Lease with respect to the 7th Floor Added Space.

               8. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent other than Landlord's leasing agent, if any, and Newmark & Company Real Estate, Inc. (hereinafter called the "Broker") in connection with the consummation of this Agreement. Landlord and Tenant covenant and agree to pay, hold



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harmless and indemnify each other from and against any and all cost, expense
(including reasonable attorneys' fees and court costs), loss and liability for any compensation, commissions or charges claimed by any broker or agent, other than the brokers specifically set forth in this Paragraph, with respect to this Agreement or the negotiation thereof if such claim or claims by any such broker or agent are based in whole or in part on dealing with the indemnifying party or its representatives. Landlord agrees to pay to Landlord's leasing agent and the Broker such compensation, commissions or charges to which they are entitled pursuant to a separate agreement between said broker and Landlord.

               9. Except as modified by this Agreement, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

               10. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and except as otherwise provided in the Lease as hereby supplemented, their respective legal successors and assigns.

               11. This Agreement may not be changed or terminated orally but only by a writing signed by the party against whom enforcement thereof is sought.

               12. This Agreement shall not be binding upon Landlord unless and until it is signed by Landlord and a fully executed counterpart thereof is delivered to Tenant.

               13. This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument. In addition, the parties may execute separate signature pages, and such signature pages (and/or signature pages which have been detached from one or more



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

duplicate original copies of this Agreement) may be combined and attached to one or more copies of this Agreement so that such copies shall contain the signatures of all of the parties hereto.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Witness:                                     SPARTAN MADISON CORP., Landlord


                                             By:
-------------------------------                 --------------------------------
                                                Name:
                                                Title:


Witness:                                     INVESTMENT TECHNOLOGY GROUP, INC.,
                                             Tenant



-------------------------------                 --------------------------------
                                                Name:
                                                Title:



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





State of New York      )
                       ):ss
County of              )

On the ____ day of ____________ in the year 19__, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________ personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


                                      ---------------------------------
                                                     Notary Public



State of New York      )
                       ):ss
County of              )

On the ____ day of ____________ in the year 19__, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________ personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


                                      ---------------------------------
                                                     Notary Public



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                                    EXHIBIT A

                       Floor Plan of 7th Floor Added Space



                                       16